Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

Conference Call Transcript
VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call
Event Date/Time: May 17, 2010 / 02:00PM  GMT

CORPORATE PARTICIPANTS

 Glenn Wiener
 GW Communications - IR

 Patrick Lavelle
 Audiovox Corporation - President & CEO

 Michael Stoehr
 Audiovox Corporation - SVP & CFO

CONFERENCE CALL PARTICIPANTS

 Thomas Kahn
 Kahn Brothers - Analyst

 Gary North
 GS North Company - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the Audiovox fiscal year 2010 conference call. My name is Noelia and I will be your coordinator for today. At this time all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. (Operator Instructions)

I would now like to turn the presentation over to your host for today's call, Mr. Glenn Wiener. Please proceed, sir.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

 Glenn Wiener - GW Communications - IR

 Welcome to Audiovox's fiscal 2010 fourth-quarter and year-end results conference call. As you know, today's call is being webcast on our site www.Audiovox.com and can be accessed in the Investor Relations section. With us today are Patrick Lavelle, President and CEO; Michael Stoehr, Senior Vice President and CFO; and John Shalam, Chairman of the Board.

Before we begin, I would quickly like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information, and the Company assumes no responsibility to update any such forward-looking statements. Risk factors associated with our business are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2010.

At this time, I would like to turn the call over to Pat Lavelle. Pat?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Thanks, Glenn, and good morning, everyone. We released for our fourth quarter and fiscal year on Friday after the market closed, reporting net income of $22.5 million or earnings per share of $0.98, compared to a net loss of $71 million or $3.11 per share last fiscal year.

This rather dramatic swing to the positive side is a result of several factors. We improved gross margins despite lower sales. We made smart overhead reductions that have made us leaner but at the same time have not affected services we provide our customers. We have made some very strategic acquisitions, which have helped our core business as we get through these difficult economic times.

We continually realign operations to drive synergies throughout the Company, which contributed to our profitability. And we have a positive tax adjustment which Mike will address when he speaks to you in a few minutes.

For the year, sales were 8.7% lower than fiscal 2009. Despite lower volume, we reported an almost 300 basis point improvement in our gross margins. And excluding the 2009 fiscal year charges for impact of goodwill and intangible asset impairment, our core overhead was down more than $11 million, and this includes the additional expenses from the Schwaiger and Invision operations.

Fourth-quarter sales were up almost 30% over last year, led by sales from acquisitions, increased satellite radio sales, improvements in the OEM automotive sector, and in the launch of new FLO TV programs in both automotive and consumer. Margins came in at over 20% for the quarter, the highest level they have been in several years. But I fully expect them to settle in the 18% to 19% range based on the projected product mix for this year, which includes increased fulfillment sales that traditionally carry lower gross margins.

As I look back at the year, I believe we took the necessary steps to weather some of the most difficult economic issues that this company or for that matter the US economy has had to face. Our retail partners have been hit hard by lower consumer spending and inventory overhang. New products that were planned to introduce were delayed as we waited for retailers to clear stocks.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

The automotive industry was dealing with major bankruptcies and significantly lower car sales. Dealerships were closing across the country. All of these factors hurt our sales. We had to react quickly and aggressively to realign our business to return the Company to profitability, and I am pleased with what we were able to accomplish.

Our cost-cutting initiatives which began in fiscal '09 continued throughout the year, and we lowered our core overhead even while adding acquisition expenses. We expect that as business improves, some of the cuts that were temporary will come back this year. But overall, most cuts were permanent and as a result, we are operating lean and positioned for profitability.

We kept new product development programs at prerecession levels to ensure we would continue to maintain our reputation for state-of-the-art technology and cutting-edge higher-margin products. In our consumer group, our consumer electronics sales posted better fourth-quarter results than in fiscal 2009, and we are hopeful that this trend will continue.

In accessories, our number one antenna market share helped us capitalize on the transition from analog to digital TV, with strong RCA and Terk antenna sales. Additionally, we have launched a number of new high-end remote controls and wireless accessory products which helped fuel accessory sales growth by over 14%.

On the mobile side, we have countered depressed car sales by delivering exciting products like FLO TV and our Sony PlayStation rear seat entertainment system. Also in mobile, we have made strategic moves to strengthen our core business by taking over exclusive distribution for Omega security products, adding Sirius satellite radio products to our mix, and acquiring Invision this past February.

The Invision acquisition is significant because we believe the OE sector has great upside potential for our company. We already count the OEs as customers through programs with our security, remote start, and video products.

With the addition of Invision, we not only pick up additional sales and broaden our engineering capability, but we also will be able to use this acquisition to expedite new OE programs like FLO TV. We expect fiscal 2011 OE sales to exceed $100 million, and we are now supplying customers such as GM, Ford, Chrysler, Nissan, Toyota, Hyundai, Kia, Subaru, Mazda, Porsche and BMW, and expect to add a few more during the year.

We have been able to expand our engineering capability to meet the exacting development requirements of the OEs. We have added key project management and we have the financial resources to provide the level of support required for OE programs. With this acquisition, we also believe we now have the broadest IT portfolio in the rear seat entertainment space.

As we look to fiscal 2011, there is no question that the economy will continue to play a role in sales and profit levels. With that said, I believe we are positioned for top-line growth and continued profits. The addition of Invision, Schwaiger and Omega strengthens our product lines and broadens our distribution further.

We have great retail accounts, the best staff to market automotive distribution in the industry, an increased focus on OEs, and A-plus partners in QUALCOMM, Sony, Barnes & Noble and Sirius XM, to name a few.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

The US economy appears to be stabilizing, but discretionary spending and an end to unemployment are still concerns. Some retailers are reporting better numbers, but no one is predicting robust growth. So we remain vigilant in our buying programs and will not take on any undue exposure in our inventory positions. This strategy paid off in 4Q, and I believe will aid us as we emerge from this recession.

The automotive industry is improving year-over-year, but has not yet stabilized. April sales were up 20% over last year, but down 9% off a more robust March. Companies such as Ford, GM, Chrysler and Toyota all reported strong months, and the industry is now predicting over 11 million cars this year, which is up over 0.5 million cars since I spoke with you last quarter. If the industry hits projections, we can expect our core automotive business to increase over last year.

I expect our mobile business to be positively impacted by higher sales of FLO TV as they grow in concert with increased consumer awareness to the service. We are currently supplying FLO TV systems for the car, as well as distributing the FLO personal TV at retail. And in the coming months, we intend to launch other FLO-enabled and FLO-ready products.

As I just mentioned, we expect growth in our OE business as a result of new contracts recently awarded, strong remote start sales, and rear seat entertainment sales.

In our consumer electronics group, we will deliver our first e-reader, complete with Barnes & Noble content. And while this is becoming a crowded marketplace, it is also explosive, and we believe our various brands will help us secure market position as one of the top suppliers in the category.

In accessories we have just launched voice-activated remotes under the RCA brand, and will follow with July delivery of the one-for-all Smart Remote line. Our Zentral products that expand the use of your BlackBerry and iPhones control other functions in your home is scheduled for the summer.

We have major promotions scheduled for wireless products this summer on QVC and in-store at Lowe's and Meijer. And as the primary accessory supplier to HH Gregg, we are enjoying good growth as they continue to expand their market share.

International sales improved this past year, driven by Schwaiger. And although we have projected overall growth in our international operations, we are concerned with the sovereign debt issue in Europe and the volatility it has created, as well as the uncertainty in the Venezuelan market. We have factored most of these issues into projections, and we will be looking at these operations closely and making the necessary adjustments to respond to the changing economic landscape.

In closing, fiscal 2010 was a challenge, but it ended with improving results. Our cash position is strong even after recent acquisitions. Currently, our cash position is $89 million, and we will continue to seek acquisitions that will strengthen our core business and allow us to leverage existing overhead. We operate this business with its long-term success as our primary objective, and we will continue to focus our attention on increasing shareholder value while we continue to grow Audiovox.

Michael will cover our financial results in detail now, and then we will open it up for questions.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

 Michael Stoehr - Audiovox Corporation - SVP & CFO

 Thanks, Pat. Good morning, everyone. Let's start with our annual performance. We reported $550.7 million in sales, a decrease of 8.7% compared to $603 million last fiscal year. Accessory sales were $175.7 million, an increase of 14.3%, and electronics sales were $375 million, off 16.6%.

Within accessories, we had several new products come to market under RCA, Terk and Acoustic Research, and new customers which helped the overall business. Additionally, during the first half of the year and first quarter in particular, we benefited from higher sales of antenna products related to the transition from analog to digital TV. Additional sales from our recent acquisition of Schwaiger were $13.4 million for the fiscal year.

The decline in our electronics group as we have previously discussed was anticipated due to the difficulties of the automakers and lower car sales, as well as the inventory overhang at retail which impacted our first and second-quarter performance. Retail volume was very slow during these periods, and we adjusted our buying programs and inventory accordingly.

We also chose not to participate in a number of seasonal promotions due to lower margins in portable DVD and select digital product lines, programs we did participate in during the prior fiscal year.

Lastly, we closed out several product lines in fiscal 2009, which were not included in this past year's results, such as flat-panel TVs, portable navigation and GRMS radios. Lower cost sales in the first half also hurt our electronics group, though we were able to offset some of these declines with higher sales of satellite radio products and the introduction of FLO TV, and one month of sales from our recent acquisition of Invision of approximately $4 million.

Consolidated gross margin for the year increased 280 basis points to 19.4% versus 16.6% in fiscal 2009. This increase from fiscal 2010 was due to newer, higher products being introduced, improvements in our inventory positions. Additionally, launches were aided by our acquisition of Schwaiger.

Finally, we were able to obtain better freight costs this year. Margins came in slightly above our projections at the beginning of the year, primarily due to product mix as accessories represented a larger percentage of our overall sales.

Overhead for fiscal 2010 declined by $50.8 million. Fiscal 2009 operating expenses included $38.8 million of goodwill and intangible asset charges, as well as a $1 million one-time charge related to overhead reduction programs and cost-containment efforts, and a charge of $2.6 million for an IT systems breach. Excluding the impact of these charges, our overhead fiscal 2010 was down from the comparable fiscal years.

Also note that fiscal 2010 overhead included approximately $6.8 million in incremental costs associated with the issuance of stock options and warrants, and operating expenses for our acquisition of Schwaiger and Invision.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

Our employee headcount was reduced by 18% prior to acquisitions, and we realized additional savings in advertising, occupancy costs, employee benefits, professional fees, and T&E.

As Pat mentioned in the prior call, some of the temporary expense reductions would come back and in the fourth quarter of fiscal 2010, we return the 10% salary reduction to employees below VP in executive management. This took place in the fourth quarter, and the amount was $2.5 million. We continue to evaluate our cost structure and adjust where needed to drive profits to the bottom line.

Other income increased approximately $9.9 million as a result of a $5.4 million bargain purchase gain due to our Schwaiger acquisition, and the absence of charges associated with a vendor bankruptcy in prior fiscal year, and a gain recorded on our foreign exchange contracts used for our US dollar purchases in Germany. This was partially offset by the other than temporary impairment on an equity investment of the Company.

Interest and bank charges decreased due to the reduction of debt in our international subsidiaries, and equity income of our equity investees increased due to higher equity income of ASA.

Pretax income was $11.2 million compared to a pretax loss of $56 million for the prior fiscal year. During fiscal 2010, we recorded income tax benefits of approximately $11.3 million. These benefits were the results of The Worker, Homeownership, and Business Assistance Act of 2009, which allowed us to record an income tax benefit of $10.1 million in connection with the carryback of certain net operating losses, and recognition of $3.2 million of uncertain tax positions as the result of the expiration of various statutes of limitations, offset by a $2 million payment in foreign and state taxes.

We posted net income of $22.5 million or earnings per share of $0.98, versus a net loss of $71 million or a loss of $3.11 a share in fiscal 2009.

For the fourth quarter our sales were $150.3 million versus $115.7 million, an increase of 29.9%. Included in the quarter sales, were sales of $11.5 million related to our recent Schwaiger and Invision acquisitions. The increase in revenue was principally in the electronics group.

Gross margins were 20% versus 12% in last year's fourth quarter. This is a result of increased international sales as a result of the Schwaiger acquisition, lower inventory write-offs and write-downs, better freight costs and better margins in our mobile electronics group. Offsetting this increase were pre-production charges for a contract that we had with Porsche Motors. On a go-forward basis, we anticipate margins will come back to the 18% to 19% range for the reasons that Pat outlined earlier.

Overhead was $30.4 million, which includes $2.5 million temporary payroll reduction return versus $66.9 million in last year's quarter, which included the $38.8 million impairment charge, a $1 million reduction expense, and a $2.6 million provision for a systems breach. Operating expenses for the fourth-quarter of fiscal 2010 related to Schwaiger and Invision acquisitions were $2.9 million.

Net income was $6.6 million, which includes a $5.4 million gain for buying purchase, and impairment charges of $1 million on one of our investments. For fiscal 2010 fourth quarter, EPS was $0.29 a share versus $3.06 loss last year.

Operating activities provide cash of $28.2 million, financing activities used cash of $1.2 million primarily to repay bank obligations, offset by $25 million in investing activities due to cash payments related to the purchase of Schwaiger and Invision, CapEx expenditures, and an investment in bonds for our Venezuelan operation previously explained, partially offset by distributions from an equity investee.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

We had working capital of $239.8 million, which includes cash and short-term investments of $69.5 million compared to working capital of $241.1 million and cash and short-term investments of $69.5 million last fiscal year. Our cash position is $65.5 million despite cash payments of $14.6 million related to our recent acquisitions.

Principal use of cash has increased accounts receivable as the increased sales of the fourth quarter, offset by declines in inventory and vendor receivables. Our turns on both AR and inventory are good.

We continue to be prudent in our buying programs and are watching our expenses and markets closely. Cash today as Pat mentioned is $89 million after we have paid down a bank loan that we had gotten from the Invision acquisition for $5 million.

In March, the Company entered into a three-year $15 million line of credit. This line is principally used for purchases of product under letters of credit or standby LCs. Our inventory positions are much better this time last year. We are still cautious, and the global economy will be a key factor in extent of our growth and profit.

I will turn the call back to Pat.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Okay. Thank you, Mike, and we are ready for any questions that you may have.

 QUESTION AND ANSWER

Operator

 (Operator Instructions). Thomas Kahn, Kahn Brothers.

 Thomas Kahn - Kahn Brothers - Analyst

 Pat, I had a question on the systems breach. Could you explain that to me, and also could you explain the -- is FLO TV going to be used in the back of cars, in the screens in the back of cars?

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Okay. First one is the systems breach. That had to do with our batteries.com subsidiary. When we were changing over the system moving to a new system, we had a breach there. We have subsequently changed the system out completely, and we have become compliant for all the credit card companies, so we have put that past us.

 Thomas Kahn - Kahn Brothers - Analyst

 Good.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 In the case of FLO TV, yes, it is designed for rear seat entertainment. We do have modules that will hook up with any factory or any aftermarket system so that you can get that live TV in the rear seat.

 Thomas Kahn - Kahn Brothers - Analyst

 One follow-up if I could, Pat. On FLO TV, what does your license cover? I know it covers certain things but maybe excludes if there is a telephone in the device. Could you tell us what it covers and what it's exclusive or nonexclusive to, please?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Well, our exclusivity covers us for the 12-volt product that we supply to the aftermarket and what we are supplying to the OEMs at this point. This is a module that will receive the FLO information and up-convert it to a larger screen, up to about a 10-inch screen, which is about as big as you're going to see in the rear seat of a car. So that device is what we have our exclusivity on.

We also have an arrangement with QUALCOMM under a fulfillment contact where we will supply to retail the handheld portable FLO TV device, and that is a distribution agreement that we have with them.

 Thomas Kahn - Kahn Brothers - Analyst

 And that has the QUALCOMM name on it, or the Audiovox?

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corporation - President & CEO

 It has the FLO TV name on it.

 Thomas Kahn - Kahn Brothers - Analyst

 Oh, the FLO TV name on it.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Yes.

 Thomas Kahn - Kahn Brothers - Analyst

 I see. Thank you.

Operator

 (Operator Instructions) Gary North, GS North Company.

 Gary North - GS North Company - Analyst

 Yes, I was just wondering how you are progressing on the Wi-Fi charges you are planning to introduce later this year?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 Okay. We showed (technical difficulty) our power device. We showed it at the Consumer Electronics show and the CTIA show, primarily to get feedback from the customers as to whether or not we were on the right track. We are in product development at this particular point. We expect that later in the year that we will be introducing the device, and we will have a special press release at that time to review all the features and our business plan around that.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

 Gary North - GS North Company - Analyst

 And then one other question. Do you have any plans to combine like an e-reader with the FLO TV device?

 Patrick Lavelle - Audiovox Corporation - President & CEO

 No, not with an e-reader, but we will be introducing later in the year a portable DVD player with FLO built in.

 Gary North - GS North Company - Analyst

 Okay, thanks a lot.

Operator

 (Operator Instructions). There are no questions in the queue at this moment.

 Patrick Lavelle - Audiovox Corporation - President & CEO

 If there are no more questions, I want to thank you for your interest in Audiovox and I want to thank you for being on the call today, and have a good week. Thank you.

Operator

 Thank you for your participation in today's conference. This concludes your presentation and you may now disconnect. Have a great day.

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Final Transcript
May 17, 2010 / 02:00PM GMT, VOXX - Q4 2010 Audiovox Corporation Earnings Conference Call

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